Exhibit 99.1

CytoSorbents Announces Publication of U.S. CTC Multicenter Registry Results Using CytoSorb® in Critically Ill COVID-19 Patients on Extracorporeal Membrane Oxygenation (ECMO)

MONMOUTH JUNCTION, N.J., December 20, 2021 — CytoSorbents Corporation (NASDAQ: CTSO), a leader in the treatment of life-threatening conditions in the intensive care unit and cardiac surgery using blood purification via its proprietary polymer adsorption technology, announces the publication of results from the Company’s U.S. CytoSorb Therapy in COVID-19 (CTC) retrospective registry in the peer-reviewed journal, Frontiers in Medicine.

The new publication highlights 52 critically ill COVID-19 patients from 5 major U.S. ECMO (ExtraCorporeal Membrane Oxygenation) centers who received ECMO plus CytoSorb therapy for life-threatening refractory respiratory failure under FDA EUA between April 2020 and April 2021.1 As highlighted in topline results that were previously presented at the 40th International Symposium on Intensive Care and Emergency Medicine (ISICEM 2021) conference in September, the primary outcome of 90-day ICU mortality was 26.9% from the initiation of CytoSorb treatment. For context, 90-day mortality among more than 6,400 adult patients in the North American cohort of the Extracorporeal Life Support Organization (ELSO) COVID-19 ECMO Registry is 50% (as of December 2021). Importantly, all 5 centers participating in the CTC registry reported that CytoSorb was easily integrated in the ECMO circuit and well-tolerated, with no unanticipated device-related adverse events.

Dr. Phillip Chan, Chief Executive Officer of CytoSorbents stated, “We are pleased that this important data set showing high survival in critically ill COVID-19 patients on CytoSorb and ECMO in the U.S. has been peer-reviewed, published, and is now available to all current and potential users globally. This is especially important, in light of increasing COVID-19 related new cases and deaths being observed around the world driven by the Delta variant, and the threat of new variants such as Omicron. To date, CytoSorb has been used in more than 7,000 critically ill COVID-19 patients in more than 30 countries worldwide, including in the U.S. under FDA Emergency Use Authorization.”

Dr. Chan continued, “ECMO is a machine that pumps and oxygenates blood outside the body when a patient’s lungs are so diseased that mechanical ventilation fails. Without ECMO, these patients - often considered among the sickest in the ICU - would normally die. ECMO can take the burden off of the lungs, helping them to rest. During the pandemic, this strategy has helped roughly half of the critically ill COVID-19 patients on ECMO to survive. However, ECMO does not remove the circulating inflammatory cytokines and other toxins that can contribute to ongoing injury to the lungs and other vital organs and prevent or delay healing. With Dr. Robert Bartlett, the pioneer of ECMO, our former Chief Medical Officer of 10 years, and contributing author to the CTC Registry publication, we developed the medical premise of enhanced lung rest, using CytoSorb to reduce damaging circulating inflammatory toxins while ECMO rests the lungs. The goal is to promote lung healing and recovery – a prerequisite to getting patients off of mechanical ventilation and ECMO, and to survive. The positive data from our CTC Registry, and much of the international published literature using CytoSorb and ECMO together in both COVID and non-COVID-19 patients, support this enhanced lung rest strategy, provided that it is used early enough in the disease where irreversible injury has not yet occurred.”

Dr. Chan concluded, “CytoSorb and ECMO are two increasingly utilized individual critical care technologies around the world. Together, they may play a vital role in the early treatment of major unmet clinical needs such as moderate to severe lung injury, including ARDS, and as a potentially important sales growth opportunity for our Company.”

About CytoSorb and U.S. FDA Emergency Use Authorization

CytoSorb® is an extracorporeal blood purification cartridge that reduces cytokines and other inflammatory mediators from the bloodstream that can contribute to severe inflammation and worsened COVID-19 illness. CytoSorb received U.S. FDA Emergency Use Authorization (EUA) in April 2020 for use in adult, critically ill COVID-19 patients with confirmed or imminent respiratory failure and is indicated to reduce cytokines in these patients. It has neither been cleared nor approved for the indication to treat patients with COVID-19 infection. The CytoSorb device is authorized only for the duration of the declaration that circumstances exist justifying the authorization of the emergency use of the CytoSorb device under Section 564(b)(l) of the Act, 21 U.S.C § 360bbb-3(b)(1), unless the authorization is terminated or revoked sooner.

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in the treatment of life-threatening conditions in intensive care and cardiac surgery using blood purification.  Its flagship product, CytoSorb®, is approved in the European Union with distribution in more than 70 countries around the world as an extracorporeal cytokine adsorber designed to reduce the “cytokine storm” or “cytokine release syndrome” seen in common critical illnesses that may result in massive inflammation, organ failure and patient death.  These are conditions where the risk of death can be extremely high, yet few to no effective treatments exist.  CytoSorb is also being used during and after cardiothoracic surgery to remove inflammatory mediators that can lead to post-operative complications, including multiple organ failure.  More than 152,000 cumulative CytoSorb devices have been utilized to date.  CytoSorb was originally introduced into the European Union under CE-Mark as a first-in-kind cytokine adsorber.  Additional CE-Mark label expansions were received for the removal of bilirubin and myoglobin in clinical conditions such as liver disease and trauma, respectively, and both ticagrelor and rivaroxaban during cardiothoracic surgery.  CytoSorb has also received FDA Emergency Use Authorization in the United States for use in adult critically ill COVID-19 patients with imminent or confirmed respiratory failure.  The DrugSorb™-ATR Antithrombotic Removal System, which is based on the same polymer technology as CytoSorb, has also been granted FDA Breakthrough Designation for the removal of ticagrelor, as well as FDA Breakthrough Designation for the removal of the direct oral anticoagulant (DOAC) drugs, apixaban and rivaroxaban, in a cardiopulmonary bypass circuit during urgent cardiothoracic surgery.  The Company is initiating two FDA approved pivotal trials designed to support U.S. marketing approval of DrugSorb-ATR.  The first is the 120-patient, 20 center STAR-T (Safe and Timely Antithrombotic Removal-Ticagrelor) randomized, controlled trial evaluating the ability of intraoperative DrugSorb-ATR use to reduce perioperative bleeding risk in patients on ticagrelor undergoing cardiothoracic surgery.  The second is the 120-patient, 25 center STAR-D (Safe and Timely Antithrombotic Removal - Direct Oral Anticoagulants) randomized, controlled trial, evaluating the intraoperative use of DrugSorb–ATR to reduce perioperative bleeding risk in patients undergoing cardiothoracic surgery on direct oral anticoagulants, including apixaban and rivaroxaban.

CytoSorbents’ purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption.  Its technologies have received non-dilutive grant, contract, and other funding of more than $39.5 million from DARPA, the U.S. Department of Health and Human Services (HHS), the National Institutes of Health (NIH), National Heart, Lung, and Blood Institute (NHLBI), the U.S. Army, the U.S. Air Force, U.S. Special Operations Command (SOCOM), Air Force Material Command (USAF/AFMC), and others.  The Company has numerous marketed products and products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and registered trademarks, and multiple patent applications pending, including ECOS-300CY®, CytoSorb-XL™, HemoDefend-RBC™, HemoDefend-BGA™, VetResQ®, K+ontrol™, DrugSorb™, DrugSorb™-ATR, ContrastSorb, and others.  For more information, please visit the Company’s websites at www.cytosorbents.com and www.cytosorb.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 9, 2021, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

Please Click to Follow Us on Facebook and Twitter

Investor Relations Contact:

Terri Anne Powers

Vice President, Investor Relations

and Corporate Communications

(732) 482-9984

tpowers@cytosorbents.com

U.S. Public Relations Contact:
Eric Kim Rubenstein Public Relations
212-805-3052
ekim@rubensteinpr.com